UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 15, 2003

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 1-11775

TIMCO AVIATION SERVICES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State Or Other Jurisdiction Of Incorporation Or Organization)	65-0665658 (IRS Employer Identification No.)

623 Radar Road
Greensboro, North Carolina 27410
(Address Of Principal Executive Offices)

(336) 668-4410 (x3016)

(Registrant’s Telephone Number, Including Area Code)

Item 7. Financial Statements, Pro forma Financial Information and Exhibits.

     (c)  Exhibits.

Exhibit No.	Description

99.1	Press release issued by TIMCO Aviation Services, Inc. on August 15, 2003.

Item 12. Results of Operations and Financial Condition.

On August 15, 2003, TIMCO Aviation Services, Inc. issued a press release (the “Press Release”) relating to, among other things, the financial results for the three month period ended June 30, 2003. A copy of the press release announcing this information is attached to this report as Exhibit 99.1.

The following is a reconciliation of the non-GAAP balances that are described within the press release.

		($ millions)
	Three Months		Six Months
	Ended June 30,		Ended June 30,

	2003	2002	2003	2002

Net Income	$0.0	$0.2	$0.3	$21.1
Gain from restructuring	—	—	—	(27.3)
Valuation of class action settlement	—	(1.9)	—	6.1
Eliminations and settlement of legacy items	(3.6)	—	(3.6)	—
Tax benefits	(0.7)	—	(0.7)	(3.8)

	$(4.3)	$(1.7)	$(4.0)	$(3.9)

The Company believes that the presentation of the non-GAAP balances narratively described in the press release and also provided herewith in tabular format provide a meaningful presentation of the Company’s results from its core business operations excluding the impact of unusual items that are not expected to reoccur. As required by applicable SEC rules, the Company has narratively described in its press release and is providing herein in tabular form this reconciliation of these measures to the most directly comparable GAAP measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIMCO Aviation Services, Inc.

	By:	/s/ C. Robert Campbell

Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Dated: August 15, 2003